Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2016, with respect to the balance sheet of Abacus Innovations Corporation as of January 25, 2016, included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-210796) and related Prospectus of Leidos Holdings, Inc.

/s/ Ernst & Young LLP

McLean, Virginia

May 26, 2016